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                                                                     Exhibit 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                NATIONSRENT, INC.

         The present name of the corporation is NationsRent, Inc. The corporation was incorporated under the name NationsRent, Inc. by the filing of its original Certificate of Incorporation with the Secretary of the State of Delaware on August 14, 1997. This Amended and Restated Certificate of Incorporation of the corporation amends and restates the provisions of the corporation's Certificate of Incorporation as heretofore amended and supplemented. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby restated to read in its entirety as follows:

FIRST:                     The name of the Corporation is:

                                    NationsRent, Inc.

SECOND:                    (a)      The address of the registered office of the
                                    Corporation in Delaware is:

                                            Lexis Document Services Inc.
                                            30 Old Rudnick Lane
                                            Suite 100
                                            County of Kent
                                            Dover, Delaware 19901

                           (b) The name of the Corporation's registered agent at the address of its registered office is:

                                            Lexis Document Services Inc.

THIRD: The purpose of the Corporation is to engage in, promote, and carry on any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:                    (a)      The total number of shares of stock that the
                                    Corporation shall have authority to issue is Two Hundred Fifty-Five Million
                                    (255,000,000), consisting of Two Hundred
                                    Fifty Million (250,000,000) shares of Common
                                    Stock with a par value of One Cent ($0.01)
                                    per share and Five Million (5,000,000)
                                    shares of Preferred Stock with a par value of One Cent ($0.01) per share.




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                           (b)      Each share of Common Stock shall be equal to
                                    every other share of Common Stock. The
                                    holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock upon all matters presented to the stockholders.

                           (c) Shares of Preferred Stock may be issued from time to time in one or more series. Subject to any limitations prescribed by the laws of the State of Delaware, the Board of Directors is expressly authorized, prior to the issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by the law of the State of Delaware, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Stock:

                                    (i)     the distinctive designation of such
                                            series and the number of shares
                                            (which number from time to time may
                                            be decreased by the Board of
                                            Directors, but not below the number
                                            of such shares then outstanding, or
                                            may be increased by the Board of
                                            Directors unless otherwise provided
                                            in creating such series)
                                            constituting such series;

                                    (ii)    the rate and time at which, and the
                                            preferences and conditions under
                                            which, dividends shall be payable on
                                            shares of such series, the status of
                                            such dividends as cumulative, or
                                            noncumulative, the date or dates
                                            from which dividends, if cumulative,
                                            shall accumulate, and the status of
                                            such shares as participating or
                                            nonparticipating after the payment
                                            of dividends as to which such shares
                                            are entitled to any preference;

                                    (iii)   the right, if any, of holders of
                                            shares of such series to convert
                                            such shares into, or to exchange
                                            such shares for, shares of any other
                                            class or classes or of any other
                                            series of the same class, the prices
                                            or rates of conversion or exchange,
                                            and adjustments thereto, and any
                                            other terms and conditions
                                            applicable to such conversion or
                                            exchange;

                                    (iv)    the rights and preferences, if any,
                                            of the holders of shares of such
                                            series upon the liquidation,
                                            dissolution or winding up of


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                                            the affairs of, or upon any
                                            distribution of the assets of, the
                                            Corporation, which amount may vary
                                            depending upon whether such
                                            liquidation, dissolution, or winding
                                            up is voluntary or involuntary, and,
                                            if voluntary, may vary at different
                                            dates, and the status of the shares
                                            of such series as participating or
                                            nonparticipating after the
                                            satisfaction of any such rights and
                                            preferences;

                                    (v)     the voting powers, if any, of the
                                            holders of shares of such series
                                            which may, without limiting the
                                            generality of the foregoing, include
                                            (A) the general right to vote (or
                                            more or less than one vote) per
                                            share on every matter (including,
                                            without limitation, the election of
                                            directors) voted on by the
                                            stockholders without regard to class
                                            and (B) the limited right to vote,
                                            as a series by itself or together
                                            with other series of Preferred Stock
                                            or together with all series of
                                            Preferred Stock as a class, upon
                                            such matters, under such
                                            circumstances and upon such
                                            conditions as the Board of Directors
                                            may fix, including, without
                                            limitation, the right, voting as a
                                            series by itself or together with
                                            other series of Preferred Stock or
                                            together with other series of
                                            Preferred Stock as a class, to elect
                                            one or more directors of the
                                            Corporation in the event one or more
                                            directors of the Corporation in the
                                            event there shall have been a
                                            default in the payment of dividends
                                            on any one or more series of
                                            Preferred Stock;

                                    (vi)    the times, terms and conditions, if
                                            any, upon which shares of such
                                            series shall be subject to
                                            redemption, including the amount
                                            which the holders of shares of such
                                            series shall be entitled to receive
                                            upon redemption (which amount may
                                            vary under different conditions or
                                            at different redemption dates) and
                                            the amount, terms, conditions and
                                            manner of operation of any purchase,
                                            retirement or sinking fund to be
                                            provided for the shares of such
                                            series;

                                    (vii)   the limitations, if any, applicable
                                            while such series is outstanding on
                                            the payment of dividends or making
                                            of distributions on, or the
                                            acquisition or redemption of, Common
                                            Stock or any other class of shares
                                            ranking junior, either as to
                                            dividends or upon liquidation, to
                                            the shares of such series;

                                    (viii)  the conditions or restrictions, if
                                            any, upon the issue of any
                                            additional shares (including
                                            additional shares of such series



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                                            or any other class) ranking on a
                                            parity with or prior to the shares
                                            of such series either as to
                                            dividends or upon liquidation; and

                                    (ix)    any other relative powers,
                                            preferences and participating,
                                            option or other special rights, and
                                            the qualifications, limitations or
                                            restrictions thereof, of shares of
                                            such series; in each case, so far as
                                            not inconsistent with the provisions
                                            of the Certificate of Incorporation
                                            or the law of the State of Delaware.
                                            All shares of Preferred Stock shall
                                            be identical and of equal rank
                                            except as to the particulars that
                                            may be fixed by the Board of
                                            Directors as provided above, and all
                                            shares of each series of Preferred
                                            Stock shall be identical and of
                                            equal rank except as to the dates
                                            from which cumulative dividends, if
                                            any, thereon shall be cumulative.

FIFTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

SIXTH:                     The Corporation is to have perpetual existence.

SEVENTH: Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: The Board of Directors shall consist of one or more members, the number thereof to be fixed in the manner provided in the Bylaws.

NINTH: Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall be authorized to adopt, amend or repeal the Bylaws of the Corporation.

TENTH: The Corporation shall indemnify its officers and directors to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as it may be amended from time to time ("Section 145"), (i) in each and every situation where the Corporation is obligated to make such indemnification pursuant to Section 145, and (ii) in each and every situation where, under Section 145, the Corporation is not obligated, but is permitted or empowered, to make such indemnification. The Corporation shall promptly make or cause to be made any determination which Section 145 requires.



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ELEVENTH:                  A Director of the Corporation shall not be personally
                           liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. This provision shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a Director, then a Director of the Corporation, in addition to the circumstances in which a Director is not personally liable as set forth herein, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

TWELFTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article TWELFTH.

THIRTEENTH:                The Corporation shall not be governed by Section 203
                           of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, NationsRent., Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by its authorized officer on this 6th day of August 1998.


                                       NATIONSRENT, INC.



                                       By: /s/ KRIS HANSEL
                                           ------------------------------
                                           Name: Kris Hansel
                                           Title: Vice President and Controller




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